UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2009

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 7, 2009, Sterling Financial Corporation ("Sterling") received a letter from The NASDAQ Stock Market ("NASDAQ") notifying Sterling that it no longer meets NASDAQ’s continued listing requirement under Listing Rule 5450(a)(1) (the “Bid Price Rule”) because the bid price for its common stock has closed below $1.00 per share for 30 consecutive business days.

The notification does not result in the immediate delisting of Sterling's common shares from The NASDAQ Global Select Market because, pursuant to Listing Rule 5810(c)(3)(A), Sterling has 180 days, until June 7, 2010, to regain compliance with the Bid Price Rule. If, prior to June 7, 2010, the bid price of Sterling’s common stock closes at $1.00 per share or higher for at least 10 consecutive business days, NASDAQ will notify Sterling that the matter will be closed.

If compliance with the Bid Price Rule cannot be established prior to June 7, 2010, Sterling’s common stock will be subject to delisting from the NASDAQ Global Select Market. Sterling may, however, be eligible for an additional grace period if it satisfies the initial listing standards (with the exception of the Bid Price Rule) for listing on The NASDAQ Capital Market, and it submits a timely application to NASDAQ to transfer the listing of its common stock to the NASDAQ Capital Market. Sterling is evaluating its options following receipt of the notification and intends to take appropriate actions in order to retain the listing of its common stock on the NASDAQ stock market.

Sterling issued a press release on December 11, 2009 that disclosed its receipt of this notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)  The following exhibit is being filed herewith:

Exhibit No.	Exhibit Description

99.1	Press release text of Sterling Financial Corporation dated December 11, 2009.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

December 11, 2009	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary and
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release text of Sterling Financial Corporation dated December 11, 2009.

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